EXHIBIT 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors TPT Global Tech, Inc.

We hereby consent to the use in this Offering Statement on Form 1-A, Post-Qualification Amendment No. 6, of our Independent Auditors' Report dated April 15, 2021, relating to the financial statements of TPT Global Tech, Inc. as of, and for the years ended, December 31, 2020 and 2019. Our report included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 17, 2022